                                                                      EXHIBIT 21


                       ROCKWELL INTERNATIONAL CORPORATION

                      LIST OF SUBSIDIARIES OF THE COMPANY
                             AS OF OCTOBER 31, 2001

                                                              PERCENTAGE OF VOTING
                                                              SECURITIES OWNED BY
                                                            -------------------------
NAME AND JURISDICTION                                       REGISTRANT     SUBSIDIARY
---------------------                                       ----------     ----------
Allen-Bradley Company, LLC (Delaware).................          100%
  Reliance Electric Company (Delaware)................                        100%
  Reliance Electric Industrial Company (Delaware).....                        100%

  Rockwell Automation Technologies, Inc. (Ohio).......                        100%
  Rockwell Automation International Holdings, LLC
   (Delaware).........................................                        100%
  Rockwell Automation Canada Control Systems..........                        100%

Listed above are certain consolidated subsidiaries included in the consolidated financial statements of the Company. Unlisted subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.